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                                                                     EXHIBIT 5.1




                                                                    FILE NUMBER
                                                                         881276



                                 January 8, 2001




Arden Realty Limited Partnership
Fourth Floor
11601 Wilshire Boulevard
Los Angeles, California 90025


                  Re: Registration Statement on Form S-4
                      8.50% Senior Notes due 2010
                      -----------------------------------

Ladies and Gentlemen:

     We have served as Maryland counsel to Arden Realty Limited Partnership, a Maryland limited partnership (the "Partnership"), in connection with certain matters of Maryland law arising out of the Partnership's registration statement on Form S-4 for the exchange of $100,000,000 in principal amount of its 8.50% Senior Notes due 2010 (the "Notes") and all amendments thereto (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the exchange of the Notes for unregistered notes of the Partnership in the same principal amounts and with substantially identical terms as the Notes, as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

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Arden Realty Limited Partnership
January 8, 2001
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     In connection with our representation of the Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement and the related form of Prospectus in the form in which it was transmitted to the Securities and Exchange Commission, under the 1933 Act, certified as of a recent date by an officer of Arden Realty, Inc., a Maryland corporation and the sole general partner of the Partnership ("Arden Realty");

     2. The Certificate of Limited Partnership of the Partnership, certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

     3. The Limited Partnership Agreement of the Partnership, as amended (the "Partnership Agreement"), certified as of a recent date by an officer of Arden Realty;

     4. The Charter of Arden Realty, certified as of a recent date by the SDAT;

     5. The Bylaws of Arden Realty, certified as of a recent date by an officer of Arden Realty;

     6. Form of the Notes, certified as of a recent date by an officer of Arden Realty;

     7. Resolutions of the Board of Directors of Arden Realty (the "Board Resolutions"), adopted by unanimous written consent on March 13, 2000 and at a meeting of the Board of Directors held on October 13, 2000, relating to, among other things, (a) the authorization and approval by Arden Realty, in its capacity as sole general partner of the Partnership, of the issuance, sale, execution and delivery by the Partnership of up to $100,000,000 in aggregate principal amount of notes upon such terms and conditions as may be established by the Pricing Committee of Arden Realty's Board of Directors (the "Pricing Committee"), (b) the appointment of the Pricing Committee and (c) the registration of the Notes with the Securities and Exchange


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Arden Realty Limited Partnership
January 8, 2001
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Commission, certified as of a recent date by an officer of Arden Realty;

     8. Resolutions of the Pricing Committee (the "Pricing Committee Resolutions") relating to, among other things, (a) the authorization and approval by Arden Realty, in its capacity as sole general partner of the Partnership, of the issuance, sale, execution and delivery by the Partnership of $100,000,000 in aggregate principal amount of unregistered notes, due 2010 (the "Unregistered Notes"), (b) the authorization and approval by Arden Realty, in its capacity as sole general partner of the Partnership, of the issuance by the Partnership of $100,000,000 in aggregate principal amount of the Notes in exchange for the Unregistered Notes pursuant to a Registration Rights Agreement, dated as of November 20, 2000, between the Partnership and Lehman Brothers, Inc. and (c) fixing the terms and conditions of the Unregistered Notes and the Notes, certified as of a recent date by an officer of Arden Realty;

     9. A certificate of the SDAT as to the good standing of the Partnership, dated as of a recent date;

     10. A certificate executed by an officer of Arden Realty, dated as of a recent date;

     11. An indenture, dated as of March 14, 2000 (the "Indenture"), between the Partnership and The Bank of New York, as Trustee, certified as of a recent date by an officer of Arden Realty;

     12. An Officer's Certificate of Arden Realty, pursuant to Section 303 of the Indenture, certified as of a recent date by an officer of Arden Realty; and

     13. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed the following:


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Arden Realty Limited Partnership
January 8, 2001
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     1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     2. Each individual executing any of the Documents on behalf of a party (other than the Partnership) is duly authorized to do so.

     3. Each of the parties (other than the Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

     4. All Documents submitted to us as originals are authentic. The form and content of the Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5. The form and content of the Notes as executed, authenticated and delivered will not differ in any respect relevant to this opinion from the form and content of the form of the Notes referred to in Paragraph 6 above.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing to transact business.


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Arden Realty Limited Partnership
January 8, 2001
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     2. The execution and delivery of the Notes have been duly authorized and, upon the due execution, countersignature and delivery of the Notes in accordance with the Indenture, the Board Resolutions and the Pricing Committee Resolutions, the Notes will be duly and validly issued.

     The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you for your submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Latham & Watkins, counsel to the Partnership, and The Bank of New York, as Trustee under the Indenture and Exchange Agent for the exchange of the Unregistered Notes) without, in each instance, our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.



                                      Very truly yours,


                                      /s/ BALLARD SPAHR ANDREWS & INGERSOLL, LLP